McGuireWoods LLP EQT Plaza 625 Liberty Avenue, 23rd Floor Pittsburgh, PA 15222-3142 Phone: 412.667.6000 Fax: 412.667.6050 www.mcguirewoods.com	Exhibit 5.1

January 8, 2016

The ExOne Company

127 Industry Boulevard

North Huntingdon, Pennsylvania 15642

Ladies and Gentlemen:

We have acted as special counsel to The ExOne Company, a Delaware corporation (the “Company”), in connection with (i) the Registration Statement on Form S-3 (File No. 333-203353) (the “Registration Statement”), which was filed by the Company with the Securities and Exchange Commission (the “SEC”) in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of certain securities, including the Company’s common stock, par value $0.01 per share, and (ii) the offer and sale by the Company of up to $50,000,000 of the Company’s common stock (the “Shares”) as described in the Company’s Prospectus, dated May 4, 2015 (the “Prospectus”), and Prospectus Supplement, dated January 8, 2016 (the “Prospectus Supplement”). The Registration Statement became effective on May 1, 2015. This opinion letter is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Act.

The Shares are being offered to the public in accordance with an At Market Issuance Sales Agreement, dated as of January 8, 2016, between the Company and FBR Capital Markets & Co. and MLV & Co. LLC (the “Sales Agreement”). Capitalized terms used and not defined herein shall have the meanings assigned to them in the Registration Statement or the Sales Agreement.

Documents Reviewed

In connection with this opinion letter, we have examined the following documents:

(a)	the Registration Statement;

(b)	the Prospectus;

(c)	the Prospectus Supplement; and

(d)	the Sales Agreement.

In addition we have examined and relied upon the following:

(i) a certificate from the corporate secretary of the Company certifying as to (A) true and correct copies of the certificate of incorporation and amended and restated bylaws of the Company (the “Organizational Documents”) and (B) the resolutions of the Board of Directors of the Company adopted (1) at a meeting held on March 10, 2015 authorizing the filing of the Registration

Statement and (2) at a meeting held on December 29, 2015 authorizing the offer and sale of the Shares by the Company under the Sales Agreement (the “Authorizing Resolutions”);

(ii) a certificate dated January 6, 2016 issued by the Secretary of State of the State of Delaware attesting to the corporate status and good standing of the Company in the State of Delaware; and

(iii) originals, or copies identified to our satisfaction as being true copies, of such other records, documents and instruments as we have deemed necessary for the purposes of this opinion letter.

“Applicable Law” means the Delaware General Corporation Law and the relevant laws of the United States.

Assumptions Underlying Our Opinions

For all purposes of the opinions expressed herein, we have assumed, without independent investigation, the following:

(a) Factual Matters. To the extent that we have reviewed and relied upon (i) certificates of the Company or authorized representatives thereof and (ii) certificates and assurances from public officials, all of such certificates and assurances are accurate with regard to factual matters.

(b) Signatures. The signatures of individuals who have signed the Sales Agreement are genuine and (other than those of individuals signing on behalf of the Company) authorized.

(c) Authentic and Conforming Documents. All documents submitted to us as originals are authentic, complete and accurate, and all documents submitted to us as copies conform to authentic original documents.

(d) Organizational Status, Power and Authority and Legal Capacity of Certain Parties. All parties to the Sales Agreement are validly existing and in good standing in their respective jurisdictions of formation and have the capacity and full power and authority to execute, deliver and perform the Sales Agreement and the documents required or permitted to be delivered and performed thereunder, except that no such assumption is made as to the Company as of the date hereof. All individuals who have signed the Sales Agreement had the legal capacity to execute the Sales Agreement.

(e) Authorization, Execution and Delivery of the Sales Agreement. The Sales Agreement and the documents required or permitted to be delivered thereunder have been duly authorized by all necessary corporate, limited liability company, business trust, partnership or other action on the part of the parties thereto and have been duly executed and delivered by such parties, except that no such assumption is made as to the Company.

(f) Sales Agreement Binding on Certain Parties. The Sales Agreements and the documents required or permitted to be delivered thereunder are valid and binding obligations enforceable against the parties thereto in accordance with their terms, except no such assumption is made as to the Company.

(g) Noncontravention. Neither the offer and sale of the Shares by the Company or the execution and delivery of the Sales Agreement by any party thereto nor the performance by such party of its obligations thereunder will conflict with or result in a breach of (i) the certificate or articles of incorporation, bylaws, certificate or articles of organization, operating agreement, certificate of limited partnership, partnership agreement, trust agreement or other similar organizational documents of any such party, except that no such assumption is made with respect to the Company as to its Organizational Documents, (ii) any law or regulation of any jurisdiction applicable to any such party, except that no such assumption is made with respect to the Company as to any Applicable Law or (iii) any order, writ, injunction or decree of any court or governmental instrumentality or agency applicable to any such party or any agreement or instrument to which any such party may be a party or by which its properties are subject or bound, except that no such assumption is made with respect to the Company as to the Sales Agreement.

(h) Governmental Approvals. All consents, approvals and authorizations of, or filings with, all governmental authorities that are required as a condition to the offer and sale of the Shares or to the execution and delivery of the Sales Agreement by the parties thereto or the performance by such parties of their obligations thereunder have been obtained or made, except that no such assumption is made with respect to any consent, approval, authorization or filing that is applicable to the Company.

(i) No Mutual Mistake, Amendments, etc. There has not been any mutual mistake of fact, fraud, duress or undue influence in connection with the offer and sale of the Shares as contemplated by the Registration Statement, Prospectus and the Prospectus Supplement. There are no oral or written statements or agreements that modify, amend or vary, or purport to amend or vary, any of the terms of the Sales Agreement.

Our Opinions

Based on and subject to the foregoing and the exclusions, qualifications, limitations and other assumptions set forth in this opinion letter, we are of the opinion that:

1. Organizational Status. The Company is a validly existing corporation under the laws of the State of Delaware, and is in good standing under such laws.

2. Power and Authority. The Company has the corporate power and authority to issue the Shares.

3. Validity. When (i) the Shares have been issued and sold as contemplated by the Registration Statement, the Prospectus and the Prospectus Supplement, (ii) the Company has received the consideration provided for in the Sales Agreement, (iii) such consideration per share is not less than the amount specified by an Authorized Officer (as such term is defined in the Authorizing Resolutions) and (iv) certificates in the form required under the laws of the State of Delaware representing the Shares are duly executed, countersigned, registered and delivered, if such Shares are certificated, such Shares will be validly issued, fully paid and non-assessable.

Qualification and Limitation Applicable to Our Opinions

The opinions set forth above are limited to the Applicable Law, and we do not express any opinion concerning any other law.

Miscellaneous

The foregoing opinion is being furnished only for the purpose referred to in the first paragraph of this opinion letter. Our opinions are based on statutes, regulations and administrative and judicial interpretations which are subject to change. We undertake no responsibility to update or supplement these opinions subsequent to the date hereof. We hereby consent to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K and the incorporation of this opinion by reference in the Registration Statement and to references to us under the heading “Legal Matters” in the Registration Statement and in the Prospectus Supplement relating to the Shares. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ McGuireWoods LLP